NASDAQ: DFDV AUGUST 12, 2026 Q2 · 2026 Shareholder Letter

Q2 2026 SHAREHOLDER LETTER 2/25

CONTENTS

Inside this letter

This letter covers what DFDV controls: a leaner cost base, a simpler capital structure, a more concentrated onchain footprint, and the Solana fundamentals underneath it all.

01 **Letter from the CEO** — PG 03
Iron stomachs, four pillars, and a sharper identity.

02 **Q2 2026 Financials** — PG 05
Income statement highlights, share counts, and a leaner cost base.

03 **SPS & Balance Sheet** — PG 07
A change in how we guide, mNAV and SOL Boost, fully converted SPS.

04 **Capital Structure** — PG 10
Leverage, convertible buybacks, and ATM usage.

05 **Onchain Strategy** — PG 12
Concentrating the smart contract surface; closing the Treasury Accelerator.

06 **Solana Ecosystem Update** — PG 14
Q2'26 metrics, tokenized equities, RWAs, and network upgrades.

07 **Marketing & Awareness** — PG 18
The SOL Boost Framework and a steady research cadence.

08 **Looking Ahead to 2H26** — PG 20
Simpler, cheaper to run, and easier to underwrite.

09 **Appendix & Forward-Looking Statements** — PG 21
Definitions, methodology, safe-harbor disclosures.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 3/25

SECTION 01 · LETTER FROM THE CEO

Fellow shareholders,

Owning a Digital Asset Treasury (DAT) in 2026 requires an iron stomach. Fortunately, our whole team has one.

Performance among DATs has struggled since August 2025 as we entered a crypto bear market and capital rotated toward other themes. In particular, we believe the flows into AI-related equities, specifically semiconductors and memory, play a large role in crypto's underperformance year-to-date. To put a finer point on this, in Q2, Roundhill's Memory ETF DRAM pulled in $20.0B in inflows. Over that same time period, BTC ETFs saw more than $4.9B in outflows.

We are confident that DATs will have their moment in the sun when the crypto market recovers. Until then, we remain committed to matters under our control. We do not control the price of SOL, the pace of the cycle, or sentiment around DATs. The market controls those. We control how we operate: growing SOL per share, managing leverage, lowering our cost structure, and communicating clearly with investors. None of these levers require a bull market to work.

When the cycle turns, every DAT will be handed the same market: the same crypto prices and the same window to accumulate. What will differ is how effectively each company translates that recovery into shareholder returns. We believe DFDV is positioned to do that better than anyone else. Our reasons include:

Intelligent leverage: unsecured, long-dated convertible debt that does not mature until 2030, which means no margin calls and no forced selling before the bull market arrives.

Shareholder alignment: our founders and executives own approximately 20% of the company, and members of the founding team have added to their positions with their own capital. We remain shareholders first.

Durability: founders and executives retain control of our supervoting preferred shares, protecting our long-term strategy from the short-term pressures that have distracted several competitors at the bottom of the cycle.

Real crypto expertise: our organic yield remains well above that of benchmark passive vehicles or competing SOL DATs.

Individually, each pillar strengthens the long-term outcome for DFDV. Together, they compound. This bear market has tested each of them and, in our view, reinforced their value.

We spent our first year proving that DFDV could outperform the broader DAT space. We built the highest-yielding DAT and remain the only Solana DAT with positive equity returns since launch. Even through the worst stretch this sector has seen, we grew SOL per share ("SPS") 24% over the trailing twelve months. We tested a broad set of strategies, learned what works, and are applying those lessons to further accelerate SPS growth.

As we prepare for the next crypto bull run, we are leaning into what DFDV is at its core: leveraged SOL exposure that compounds SPS faster than its peers. When an investor buys DFDV, they should know that they are buying leveraged SOL exposure, amplified by disciplined capital markets execution. Everything we do over the next twelve months and beyond will continue to sharpen that identity.

That focus is driving several changes. We will opportunistically retire our convertible debt — not to reduce leverage, but because our debt trades at a steep discount to par, allowing us to grow SPS over the long term. Alternative forms of leverage, including preferred equity, remain on the table. On the cost side, we have already unlocked meaningful operating efficiencies that we expect will reduce our Q3 cost base. Lastly, we are simplifying our onchain footprint and discontinuing the Treasury Accelerator (TA) program.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 4/25

We are taking these actions because we believe a market recovery is on the horizon and we want to maximize our flexibility as Solana recovers. Solana's fundamentals remain compelling. Tokenized equities are the clearest expression of how far the Solana network has come. In June of this year, Solana processed $6.5B of tokenized equity volume, up 254x from June of 2025.[1] To date, roughly 96% of all tokenized equity spot volume has settled on Solana, and total RWA value on the network continues to set new highs. Solana's tokenized equity TVL grew 192% YTD to $511M, representing 20% of all tokenized equity TVL.[2]

Tokenization has been central to our Solana thesis from the beginning. In May of last year, we became the first Nasdaq-listed company to tokenize its own stock, floating DFDVx onchain well before tokenized equities became a consensus theme. Earlier this year, we published SOL and The Digital City, our research framework laying out why asset tokenization would become the largest structural demand driver for SOL. And through our early investment in Apyx, today the single largest holder of tokenized equities, we hold a strategic position in the layer that is accelerating the movement of traditional assets onchain.

Tokenization matters to us for one simple reason: it flows through to the value of SOL. Every asset issued or traded on Solana consumes block space, generates fees, and deepens the network's role as the settlement layer for the world's financial assets. Our treasury asset is, and will remain, SOL. That said, we are actively exploring additional ways for DFDV to participate in and accelerate RWA tokenization. Anything we pursue on the tokenization front will meet the same bar as everything else we consider going forward: it must sharpen, not dilute, our identity as leveraged SOL exposure.

Our goal is to make sure that when capital rotates back into crypto, DFDV is the simplest public-market vehicle to underwrite for leveraged SOL exposure — and the default choice for investors who want it.

I have been through several crypto cycles since 2013, and the pattern rarely changes. The companies that emerge strongest are not the ones that call the bottom of the cycle. They are the ones that use the downturn to build: to simplify the balance sheet, lower the cost base, sharpen focus, and keep accumulating when it is uncomfortable to do so. This is the year we just had, and it is why I am more confident in DFDV today than I was when SOL traded at over three times the current price.

Thank you for your continued trust.

In Service of SPS Growth,

Joseph Onorati
CHIEF EXECUTIVE OFFICER

1 rwa.xyz 2 rwa.xyz/stocks as of 08/10/26

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 5/25

SECTION 02 · FINANCIALS

Q2 2026 Financials

Income Statement Highlights

($ in thousands) · Unaudited

	2Q26	2Q25	% CHANGE
Revenue	$3,314	$1,986	66.9%
Digital Asset Treasury Revenue	$3,256	$1,206	170.1%
Net (Loss) Gain on Digital Assets	($21,519)	$21,194	(201.5%)
Total OpEx + COGS (Ex FV changes)	$4,635	$5,990	(22.6%)
Net (Loss) Income	($27,287)	$15,432	(276.8%)
Weighted Average Shares Outstanding (Diluted)	27,351	19,332	41.5%
EPS (Diluted)	($1.00)	$0.84	(219.5%)

*Unaudited.

As of the date of this letter, we have approximately 31.0 million common shares outstanding and 43.7 million fully diluted shares outstanding.

COMMON SHARES OUTSTANDING

31.0M

FULLY DILUTED SHARES

43.7M

DIGITAL ASSET TREASURY REVENUE, Y/Y GROWTH

+170%

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER

6/25

SECTION 02 · FINANCIALS

Cost Reduction: A Leaner DFDV

A meaningful portion of our operating expenses over the last twelve months was one-time in nature. Standing up the first public Solana treasury company in the U.S. required building foundations that did not exist inside the legacy Janover business: novel legal structures, first-of-their-kind accounting treatments, registration statements, and advisory work. Beyond those foundations, we also incurred significant legal and accounting costs pursuing new growth initiatives, such as the Treasury Accelerator and the exploration of new securities offerings. Much of that work is now behind us. With the foundations now firmly in place — and with the TA program closed — we expect most of these costs will not recur.

Accordingly, we expect a step-down in operating expenses beginning in Q3. These savings are primarily attributable to the roll-off of one-time legal and accounting spend, the renegotiation and consolidation of various third-party relationships, and the automation of repetitive internal workflows with AI. We are automating everything we responsibly can: reporting workflows, treasury monitoring, research production, and investor communications infrastructure. Our view is that a DAT should ultimately run as lean as possible. Every dollar of operating cost we cut is a dollar that compounds into SPS. We will continue taking costs out wherever doing so does not compromise the business, and we expect further reductions in the quarters ahead.

TOTAL OPEX + COGS

-23% Y/Y

Q2 2026 versus Q2 2025

EXPECTED COST STEP-DOWN

Q3 2026

With further reductions expected ahead

DEFI DEVELOPMENT CORP

BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 7/25 SECTION 03 · SPS & BAL ANCE SHEE T Guidance: A Change in How We Guide In our Q1 letter, we said we expected to provide a June 2027 SPS outlook alongside our Q2 results. After careful consideration, we have decided not to issue June 2027 guidance. This is not a signal about our conUdence in the business nor an attempt to reduce transparency. Rather, this decision is a statement about the limits of forecasting in the current market. For example, in 2025 we delivered triple-digit SPS growth. However, very little of that growth was predictable when we initiated our treasury strategy in April 2025. Despite delivering strong SPS growth, we still fell short of our initial June 2026 guidance. The SPS growth we have achieved to date has come from select windows of opportunity: periods of elevated mNAV that enabled accretive issuance, dislocations that let us repurchase our convertible debt at a discount to par, and organic yield. The timing and size of those windows largely depend on market conditions we do not control, and at this time we believe providing guidance for the next twelve months would give shareholders a false sense of precision. We are maintaining our long-term target of 1.0 SPS by December 2028. That target has always assumed a constructive crypto environment in both 2027 and 2028, and it remains unchanged. LONG-TERM TARGE T · UNCH ANGED 1.0 SPS by December 2028 No June 2027 guidance will be issued. The December 2028 target assumes a constructive crypto environment in both 2027 and 2028. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 8/25

SECTION 03 · SPS & BALANCE SHEET

mNAV and SOL Boost

Consistent with last quarter, we continue to report mNAV on a fully converted basis (see Appendix for definitions). DFDV's mNAV is 0.8x using the last reported price on NASDAQ as of August 12, 2026 and the price of SOL/USD as of 4:00 PM ET. For a full breakdown and bridge of mNAV, please visit our website at https://defidevcorp.com/?tab=nav-sps.

Recall that SOL Boost is an operating metric used by DFDV to describe the incremental return DFDV is structured to generate relative to holding SOL directly. It captures two effects: (1) the amplification of SOL price return through leverage, and (2) the compounding of SOL per share growth (see Appendix for formula and calculation). Investors can model their own forward-looking inputs using the SOL Boost Calculator at defidevcorp.com/calculator.

As we emphasized in our SOL Boost Framework last month, mNAV is only one input in our capital allocation framework. We manage the business to maximize SPS growth, not to satisfy a rigid mNAV policy. In some environments, that may mean issuing equity aggressively. In others, it may mean repurchasing shares or leaning more heavily on debt or preferred equity. It's also worth remembering that our founding team and management own approximately 20% of the common stock. Every share we issue dilutes us as much as it dilutes you.

At extreme mNAV levels, however, our choices are intuitive. At a substantial premium to NAV, equity issuance materially increases SPS. At a substantial discount, repurchasing our common equity becomes the more attractive option.

We believe maximum flexibility is a competitive advantage.

INSIDER OWNERSHIP

~20%

Founding team and management

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 9/25 SECTION 03 · SPS & BAL ANCE SHEE T SPS and Balance Sheet As of August 12, 2026, our total SOL and SOL equivalents stood at 2,311,523, against 35.3M fully converted shares outstanding. Fully converted SPS was 0.066, up approximately 24% year over year. DATE SPS (FULLY CONVERTED) Y/Y CHANGE August 12, 2026 (Today) 0.066 — August 12, 2025 (Q2'25 Update) 0.053 +24% SOL & SOL EQUIVALENTS 2,311,523 FULLY CONVERTED SPS 0.066 SPS GROWTH, Y/Y +24% DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER
10/25

SECTION 04 · CAPITAL STRUCTURE

Capital Structure and Leverage

Simplifying our capital structure remains a top priority. Since our last shareholder update, we repurchased approximately $3.5M in principal of our July 2030 convertible notes for $2.3M in cash, representing a blended discount of approximately 35% to par. This repurchase was accretive to both SPS and NAV per share. To date, we have repurchased approximately $7.9M in principal of our July 2030 notes for $5.0M, representing roughly a 38% weighted-average discount to par. We estimate our repurchases to date will save over $400k in annual interest expense. We expect to continue opportunistically repurchasing our convertible debt.

The capital structure we are building toward consists of common equity, preferred equity, and SOL. As we stated in our Q1 shareholder update, we expect to rely less on convertible and other senior debt instruments and to avoid issuing common stock with attached warrants or other complex securities.

We continue to believe a cleaner capital structure will benefit DFDV in several ways. It will make our business easier to assess, improve our credit profile, and allow us to take on more leverage via preferred equity. We believe the combination of rationalizing the current balance sheet and leaning almost entirely on preferred equity will enhance our ability to compound SPS over the long term.

LEVERAGE METRICS AS OF 08/12/26

TOTAL DEBT/MARKET CAP	NET DEBT/ASSETS	NET DEBT/SOL[3]
216%	98%	104%

3 Includes SOL and SOL Equivalents.

DEFI DEVELOPMENT CORP
BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 11/25

SECTION 04 · CAPITAL STRUCTURE

ATM and Capital Raising

At-the-market facility ("ATM") usage: Beginning in late June, we issued approximately 478k shares of DFDV through our ATM for $1.4M and used the net proceeds to fund our cash operating costs.

Why did we use the ATM to fund operating and interest expenses? We entered Q2 with approximately $27M of annual cash costs, consisting of roughly $17M in annualized operating expenditures and approximately $10M in interest expense across our convertible notes and SOL-denominated loans (both on- and off-chain). Historically, our treasury generated enough organic yield to cover the substantial majority of our expenses. We sold a portion of our organic yield to fund the business, the treasury grew net of expenses, and SPS grew.

However, since we reported our Q1 results, the price of SOL fell by over 20% and staking rates steadily compressed throughout the quarter. Against that backdrop, we made a deliberate change. We now let every SOL of organic yield flow directly into treasury growth, and we fund our cash costs through cash on hand and the ATM. We could have continued selling yield. We made this change because we believe this market is ripe for buying SOL, not selling it. Routing all yield to the treasury means our SOL balance compounds at our full staking rate, uninterrupted, and our treasury continues to move in one direction.

Beyond the direct economics, the ATM carries benefits no other funding option does. Each draw deepens our float and trading liquidity. A deeper, more liquid stock improves our index and institutional accessibility, tightens our spreads, and improves the terms we can command on future capital raises. Our ATM usage since late June reduced SPS by approximately 1.4%. We do not take SPS dilution lightly, and we do not intend to fund the business this way indefinitely. A recovery in SOL prices or in network activity and the staking yields that follow it would change this math quickly. If organic yield comfortably exceeds our cost base again, we can recalibrate. Until then, we accept this drag as the cost of preserving our SOL yield while deepening our float and improving our access to capital.

This approach is not unusual among DATs. Funding cash obligations through ATM issuance is standard practice among the largest BTC treasuries: Strategy's annual operating expenses, interest expense, and preferred dividends currently run at approximately 4% of its BTC treasury value, and Strive's at approximately 13%. Both rely on the ATM to meet these obligations in full, because Bitcoin treasuries generate no native yield. Ours does, through staking, our own validators, and dfdvSOL.

In contrast, our organic yield currently covers a large portion of our cash costs, leaving a net cost of carry well below Strive's and closer to Strategy's. Notably, this dynamic reflects a cyclical trough: our organic yields have historically run between 8% and 11%, levels at which treasury income covered our entire cost base. Even now, the ATM needs to cover only the portion our yield does not — but we are choosing to run it against our full cost base so that every SOL of yield flows to the treasury instead. For BTC treasuries, the ATM is the only option. For DFDV, it is a choice, and one we can reverse at any time.

ATM ISSUANCE SINCE LATE JUNE	Q2 ANNUALIZED CASH COSTS
$1.4M	~$27M
~478k shares	Expected to decline in Q3

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 12/25 SECTION 05 · ONCH AIN STRATEGY Simplifying our Onchain Strategy We are simplifying what we do onchain and concentrating our activity into a smaller set of protocols. Over the past year, our onchain strategy was broad. We deployed SOL across a wide range of protocols and participated in TVL partnerships with a number of newer projects. That approach served us well: it contributed meaningfully to our organic yield and demonstrated that a DAT with real crypto expertise can extract value that passive vehicles cannot. But the risk calculus has changed. At today's yields, the incremental return from smaller or more exotic strategies no longer justiUes the counterparty and smart contract risk required to earn it. Just as importantly, those opportunities were never able to absorb the scale at which we wanted to deploy capital. To be clear, we are not abandoning DeFi. We are simply concentrating our exposure in the most battle-tested, deeply audited, and heavily monitored protocols in the ecosystem, rather than spreading it across a long tail of newer opportunities. Accordingly, we have stopped originating new TVL partnerships and have wound down our more peripheral positions, with a small remainder running to expiry. Our onchain activity now concentrates on what we believe is the highest- yielding strategy available at institutional size: staked SOL looping with dfdvSOL, executed on Kamino and JupLend, the two largest lending markets on Solana. Together with Sanctum, these will effectively represent our entire smart contract surface area. Looping continues to generate strong returns and remains a core contributor to our organic yield. We will keep hunting for opportunities that can absorb meaningful scale, and when we Und them, we will pursue them provided the risk is one we are willing to underwrite. SM ART CONTRACT SURFACE AREA, GOING FORWARD Kamino Staked SOL looping JupLend Staked SOL looping Sanctum dfdvSOL DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 13/25 SECTION 05 · ONCH AIN STRATEGY Treasury Accelerator: Closing the Chapter To simplify our business and eliminate distractions, we are shuttering the Treasury Accelerator (TA) program. We have no plans to pursue additional Treasury Accelerator transactions. We are proud of what the program demonstrated. For example, our investment in ZeroStack proved that DAT-on-DAT capital deployment could be SPS-accretive with limited balance sheet risk. Additionally, our investment in Allied Architects was structured with a small upfront cost and meaningful optionality. That said, the TA program also carried real costs that do not show up on our balance sheet or income statement: most notably, management attention and communication complexity. The decision to shutter the program follows directly from the theme of this letter. DFDV is leveraged SOL exposure. We will continue to manage our existing positions responsibly and monetize them when appropriate. We still expect those positions to be accretive to SPS, but we will not originate new ones. Our capital and, more importantly, our focus belong at DFDV. WH AT STAYS, WH AT GOES Existing positions Managed responsibly and monetized when appropriate. New transactions No further Treasury Accelerator originations. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

■ Q2 2026 SHAREHOLDER LETTER 14/25

SECTION 06 · SOLANA ECOSYSTEM UPDATE

Solana Ecosystem Update

Solana Major Metrics (Q2'26)

METRIC	Q2'26	Q1'26	QOQ	Q2'25	Y/Y
Total Transactions	9.8B	10.1B	(3%)	9.0B	9%
Share of txns, 12 major chains	70.0%	70.4%	(0.4pt)	71.0%	(1.0pt)
DEX Spot Volume	$160.8B	$288.5B	(44%)	$304.3B	(47%)
Stablecoin Supply	$16.3B	$15.9B	2%	$11.0B	48%
Tokenized Equity Trading Volume	$8.8B	$2.1B	325%	n/a	n/a
RWA Total Value Locked (TVL)	$3.6B	$2.4B	50%	$581M	511%
Median transaction fee	$0.00043	$0.00058	(26%)	$0.00099	(57%)
Network Revenue	$51.0M	$89.8M	(43%)	$271.8M	(81%)
Application revenue	$198.6M	$441.7M	(55%)	$899.2M	(78%)
DeFi TVL	$4.9B	$6.2B	(20%)	$8.6B	(43%)

Where Solana Stands Against Peers (Q2'26)

METRIC	SOLANA	RANK	NEXT LARGEST
Transactions	9.8B	1st	BNB Chain, 1.4B
DEX Spot Volume	$160.8B	1st	Ethereum, $127.2B
Tokenized Equity Trading Volume	56% share	1st	BNB Chain 27%
Stablecoin Supply	$16.3B	3rd	Ethereum $175.5B; Tron $90.0B
RWA TVL	$3.6B	4th	Ethereum $18.5B; BNB $4.1B
DeFi TVL	$4.9B	2nd	Ethereum $37.0B; BNB Chain $4.87B

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 15/25 SECTION 06 · SOL AN A ECOSYSTEM UPDATE The deUning Solana story of the quarter was tokenized equities. Solana settled $8.8B of tokenized equity volume in Q2, up 325% quarter-over-quarter, and captured a record 70% share of the market in June. Solana continues to settle the overwhelming majority of all-time onchain tokenized equity spot volume, and we believe the network is consolidating its position as the default venue for tokenized securities. Every tokenized share issued, traded, or used as collateral on Solana is structural SOL demand. This is the single most important trend we are watching, and it is the clearest expression of why we hold the asset we hold. Tokenized equities Solana settled $8.8B of tokenized equity volume in Q2, up 325% from $2.1B in Q1. The overall market grew 145% over the same period, meaning Solana grew more than twice as fast as the category, with its share of quarterly volume rising from 32% in Q1 to 56% in Q2. June alone saw a record $6.5B of volume and a 70% share, more than eight times January's Ugure of $747M. BNB Chain remains the only meaningful competitor at $4.3B (27%), with Ethereum a distant third at $1.5B (9.5%). Adoption milestones accumulated throughout the quarter. Backpack Securities launched tokenized SpaceX shares on June 12, attracting $51M in the Urst 24 hours and more than $350M within weeks. Ondo Global Markets crossed $1B in TVL in May and added more than 170 tokenized U.S. stocks and ETFs in June. And on June 23, tokenized assets outpaced memecoins in daily Solana spot volume for the Urst time. All told, approximately 96% of all-time onchain tokenized equity spot volume has settled on Solana. Real-world assets Total RWA value on Solana reached $3.6B at quarter-end, up 50% QoQ and 511% y/y. The broader market grew 8% QoQ and 135% y/y, so Solana once again outgrew the category by a wide margin, lifting its market share from 3.8% a year ago to 9.8%. Solana now ranks third by RWA value behind Ethereum ($18.5B) and BNB Chain ($4.2B), and in July passed 300,000 RWA holders, the most of any chain. Institutional issuance broadened meaningfully during the quarter. State Street and Galaxy launched SWEEP at Solana Accelerate, Amundi partnered with Spiko on an overnight swap fund, Coinbase Asset Management launched CUSHY, Paxos brought tokenized gold onchain, and Securitize launched a AAA CLO fund alongside an Allfunds integration reaching more than 3,300 Urms. BlackRock's BUIDL now holds roughly $615M on Solana, and DTCC announced a tokenized securities platform in May with an October launch target. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 16/25 SECTION 06 · SOL AN A ECOSYSTEM UPDATE Stablecoins Stablecoin supply on Solana closed July at a record $16.5B, up 48% y/y and nearly 4x its Q1 2024 level, with quarter-end supply of $16.3B, up 2% QoQ and third behind Ethereum ($175.5B) and Tron ($90.0B). Composition is broadening as well: non-USDC/USDT stablecoins reached a record $4.8B, roughly a third of total supply, with USDG alone crossing $1B. Institutional momentum continued. Western Union launched USDPT in May via Anchorage Digital Bank, with a consumer rollout planned across more than 40 countries. SoFi launched SoFiUSD, the Urst stablecoin from a nationally chartered, FDIC-insured U.S. bank on a public chain. And Mastercard added Solana in June as one of eight networks for regulated stablecoin settlement. For a sense of scale, Solana settled roughly $833B of stablecoin transfer volume in Q1 alone. Agentic finance The x402 Foundation launched under the Linux Foundation in July, with the Solana Foundation among 17 premier members alongside Visa, Mastercard, Amex, Google, AWS, Stripe, Shopify, Circle, and Coinbase. USDC on Solana is the protocol's primary settlement asset, and Solana carries approximately 70% of monthly x402 volume: more than 37M transactions across more than 20,000 buyers and sellers. Separately, the Solana Foundation and Google Cloud launched Pay.sh in May, allowing autonomous agents to discover paid APIs and settle in stablecoins, with 75 live services at launch. Sub-cent fees and sub-second settlement remain the structural reason this activity lands on Solana. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 17/25 SECTION 06 · SOL AN A ECOSYSTEM UPDATE Network upgrades On July 29, SIMD-0286 raised the block compute limit from 60M to 100M CUs, a 66% increase in block space. Alpenglow, which replaces TowerBFT and Proof of History and targets 100-150ms Unality versus roughly 12.8 seconds today, went live on a community test cluster in May; validator registration opened in July, with staged mainnet activation expected in the second half. Firedancer has been live on mainnet since December and carried roughly 14% of stake by June, while DoubleZero ended the quarter carrying 59% of mainnet stake weight, up from 46%. The network has now operated without an outage since February 2024, roughly two and a half years, and the median transaction fee of $0.00043, four one-hundredths of a cent, is down 57% y/y. Network scale Solana processed 9.80B transactions in Q2, 70% of all transactions across the twelve major chains and roughly 7x the next largest (BNB Chain, at 1.41B). Non-vote transactions reached 7.19B, up 27% y/y. Solana ranked Urst in DEX spot volume at $160.8B, ahead of Ethereum's $127.2B, and second in DeFi TVL at $4.90B, narrowly ahead of BNB Chain's $4.87B. Staked SOL rose to 427.2M, up 9% y/y, for a 67.9% staking rate, while native staking APY compressed to 5.48%, down 134bp y/y, consistent with the yield compression discussed earlier in this letter. The picture that emerges is one of record usage alongside compressed monetization. Network revenue fell 43% QoQ and application revenue fell 55% QoQ, while SOL fell 11% QoQ. In other words, the network is doing more work than ever, at the lowest cost per transaction in its history, while the market currently pays less for it. We would also note that DeFi TVL declined across nearly the entire market this quarter because TVL is dollar-denominated: Solana's 20% decline compares favorably to Ethereum's 29%, Avalanche's 34%, and Arbitrum's 38%, and Base was the only major peer to grow, up 4%. BLOCK COMPUTE LIMIT 100M CUs STAKED SOL 427.2M NATIVE STAKING APY 5.48% DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 18/25

SECTION 07 · MARKETING & AWARENESS

Marketing and Awareness

One thing we can control is how clearly investors understand DFDV. That was the entire aim of our marketing effort this quarter. The centerpiece was the June publication of the SOL Boost Framework, our clearest articulation to date of what DFDV is: amplified Solana exposure delivered through intelligent leverage, organic yield, and a capital allocation framework centered on SPS growth.

We paired the framework with an interactive SOL Boost Calculator on our website that lets any investor model how assumptions about SOL price, leverage, and SPS growth translate into illustrative return scenarios. An investor who wants to underwrite DFDV should be able to do it in minutes with our math in front of them, and now they can.


SOL Boost Calculator
CORE FRAMEWORK
SOL Boost = Effective Leverage × SOL Return + SPS Growth
DFDV Equity Return = SOL Return + SOL Boost
Assumptions
STARTING INVESTMENT
$ 10000
DFDV LEVERAGE
30%
DFDV ANNUAL SPS GROWTH
20%
UNLEVERED SOL DAT SPS GROWTH
7%
MARGIN LEV.
10
PERPS LEV.
10
ANNUAL SOL RETURNS, COMMA SEPARATED
200, -50, 100, -60, 200
Update
Reset
DFDV ENDING VALUE
$151,287
SPOT SOL ENDING VALUE
$36,000
BEST ALTERNATIVE
$50,492
Unlevered SOL DAT
DFDV VS SPOT
$115,287
ending value spread
Path comparison
How each structure performs through the same SOL return path.
DFDV
Spot SOL
Unlevered SOL DAT
Margin
Perps
Liquidation

THE SOL BOOST CALCULATOR AT DEFIDEVCORP.COM

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER

19/25

SECTION 07 · MARKETING & AWARENESS

We supported that identity with a steady research cadence. In May, we published *The SOL Bull Case: Three Demand Vectors Reshaping Solana* and *Digital Credit & Private Credit: The Case for a New Yield Category*. In June, we published *Solana Reborn*, our breakdown of the three proposed network changes (SIMD-550, SIMD-123, and SIMD-553) that could push net SOL issuance toward zero and convert Solana's record usage into scarcity. Our research serves two purposes: it shows shareholders exactly why we hold the asset we hold, and it earns DFDV a voice in the broader Solana conversation that a treasury balance alone would not.

Solana: Issuance vs. Burn

DeFi Development Corp.

As issuance disinflates and burns scale with activity, net new SOL trends toward zero

Scenario	Daily Issuance	Daily Burn	Net New SOL / Day	Issuance Offset By Burns
Today	~60,000	~650	**~59,350**	**~1%**
Post-SIMD, current activity	~60,000	~8,000	**~52,000**	**~13%**
Year 1, faster disinflation	~42,000	~10,000	**~32,000**	**~24%**
Year 2, continued activity growth	~29,000	~12,500	**~16,500**	**~43%**
Year 3, near terminal inflation	~24,000	~15,500	**~8,500**	**~65%**
Upside case, higher network activity	~24,000	~24,000+	**~0 or negative**	**~100%+**

Illustrative scenarios: issuance follows Solana's disinflation schedule; burn scales with network fee activity. Figures in SOL/day, approximate.

Source: DeFi Dev Corp.

FROM SOLANA REBORN · ISSUANCE VS. BURN SCENARIOS

We also invested in access. In April, we relaunched our corporate website so shareholders can track our key metrics the same way we do. Alongside that, we maintained a consistent cadence across every channel where our investors actually are: business recaps on our blog, live recap and AMA sessions on X Spaces, community AMAs on r/DFDVDegens, and video updates on YouTube covering our March recap and FY2025 shareholder letter, our April recap, and our Q1 2026 results.

Beyond our own channels, CSO Dan Kang presented at the 2026 Centri Capital Conference and the 21st Annual Needham Technology, Media & Consumer Conference, putting the DFDV model in front of institutional audiences. These are touchpoints designed to make DFDV simpler to understand and easier to underwrite. We believe clarity converts attention into liquidity, and liquidity into SPS growth.

DEFI DEVELOPMENT CORP

BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER
20/25

SECTION 08 · LOOKING AHEAD

Looking Ahead to 2H26

Our focus for the second half of 2026 is unchanged from the first: to compound SPS as quickly as possible for our shareholders. Solana's fundamental usage is inflecting, and tokenized equities are giving institutions a genuinely compelling reason to hold SOL. We believe the bull market is right around the corner, and it's only a matter of time until capital begins rotating back into crypto.

We are positioning DFDV to be the vehicle of choice for that rotation. By the end of this year, we intend to be simpler, cheaper to run, and easier to underwrite than ever before: a clean capital stack, a lean cost structure, and a simple identity. DFDV is leveraged SOL exposure designed to compound SOL per share, run by a management team with significant capital invested alongside shareholders.

We controlled what we could control. Now we are ready for the turn.

In Service of SPS Growth,

The DFDV Team

DEFI DEVELOPMENT CORP. · NASDAQ DFDV

LIVE · AUG 13, 2026

Business Update Interview

August 13, 2026 8:00 AM ET on youtube.com/@defidevcorp.

CEO Joseph Onorati, CFO John Han, CMO Pete Humiston, and CSO Dan Kang will all be on the video to answer questions submitted by sell-side analysts and retail investors.

NOTES & SOURCES

1. Total ordinary shares outstanding were approximately 30,997,790 as of August 12, 2026.
2. SOL and SOL equivalents include SOL, locked SOL, and dfdvSOL.

DEFI DEVELOPMENT CORP
BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 21/25

SECTION 09 · APPENDIX

Appendix

SOL Boost

SOL Boost is an operating metric used by management to describe the incremental return DFDV is structured to generate relative to holding SOL directly. It captures two effects — the amplification of SOL price return through leverage, and the compounding of SOL per share — and is expressed as:

```
SOL Boost = k × Leverage × (SOL Return) + SPS Growth

DFDV Equity Return ≈ SOL Return + SOL Boost
```

Leverage = Total Debt divided by ordinary market capitalization.

SOL Return = the price return of SOL over the relevant period.

SPS Growth = the rate at which the Company grows SOL per share over the same period.

k = a scaling factor representing the degree to which leverage translates into realized equity returns. Management applies a k of 1.2 when SOL Return is positive and 0.4 when SOL Return is negative, reflecting the contribution of SPS growth, capital structure dynamics, and the absence of forced liquidation. These values are management assumptions, not observed or historically derived coefficients.

Because SOL Boost is a function of SOL Return, it is not a fixed multiple and cannot be evaluated independently of an assumed change in the price of SOL. Investors can model their own inputs using the SOL Boost Calculator at defidevcorp.com/calculator. SOL Boost is not a measure of, or a prediction of, actual or expected stock returns; see the Operating Metrics Disclaimer below for important limitations.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 22/25 SECTION 09 · APPENDI X mNAV and Fully Converted mNAV mNAV is a KPI that measures our market capitalization as a multiple of our underlying Net Asset Value. It is calculated as: Market Capitalization / Net Asset Value ("NAV") Market Capitalization = shares outstanding × current share price (adjusted for dilution where applicable). NAV = total value of SOL holdings (and other liquid assets) minus liabilities, marked to market. Fully Converted mNAV applies our fully converted share count to the market capitalization numerator and, correspondingly, removes the converted instruments from liabilities in the NAV denominator. It is calculated as: Fully Converted Market Capitalization / Fully Converted NAV Fully Converted Market Capitalization = fully converted shares outstanding (see Fully Converted Shares Outstanding below) × current share price. Fully Converted NAV = the market value of our SOL holdings and other liquid assets, less liabilities, with our convertible debt assumed to have converted to equity and therefore excluded from liabilities. Because the same conversion assumption is applied on both sides of the calculation, this presentation avoids treating our convertible instruments as a liability and as equity at the same time. It re]ects how management expects those instruments to ultimately resolve given our long-term view on the price of SOL. That outcome is not a certainty; see Fully Converted Shares Outstanding below for a fuller discussion of the assumption and its limitations. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 23/25 SECTION 09 · APPENDI X Fully Converted Shares Outstanding Fully Converted Shares Outstanding is an operational metric used by management. It represents total common shares outstanding, plus all shares issuable upon the assumed conversion of our outstanding convertible debt instruments at their stated conversion prices, less shares subject to the prepaid forward contract with Cantor Fitzgerald & Co. It is presented as a point-in-time Ugure as of the date of this letter. How this differs from GAAP weighted average diluted shares outstanding: GAAP weighted average diluted shares outstanding is a period-average metric reported under U.S. GAAP for purposes of calculating diluted earnings per share. It is weighted across the reporting period and applies the treasury stock method, the if-converted method, and other accounting conventions that may exclude potentially dilutive securities under speciUc circumstances (for example, when the inclusion of those securities would be anti-dilutive under GAAP). By contrast, Fully Converted Shares Outstanding is a point-in-time Ugure presented as of a single date. It assumes all outstanding convertible debt instruments convert to common equity at their stated conversion prices, regardless of whether such conversion would be dilutive under GAAP in the current period, and regardless of current market conditions. The metric includes vested stock options and RSUs but excludes shares issuable upon the exercise of outstanding cash warrants. Because the two metrics differ in methodology (point-in-time versus weighted average), measurement framework (assumed full conversion versus GAAP dilution conventions), and purpose, there is no directly comparable GAAP metric to which Fully Converted Shares Outstanding can be reconciled. Investors should not view this metric as a substitute for GAAP weighted average diluted shares outstanding. Why management uses this metric: Management views DFDV's outstanding convertible debt as economically equivalent to deferred equity issuance. The Company holds a long-term constructive view on the value of SOL, and therefore expects, over the relevant time horizon, that holders of the Company's convertible debt instruments will exercise their conversion rights. Presenting share count and per-share metrics (including SPS) on a Fully Converted basis allows management and investors to assess the Company's underlying SOL-per-share economics as if that conversion had already occurred, which management believes is a more useful representation of long-term per-share value than reported GAAP share count for purposes of evaluating the Company's treasury strategy. This view re]ects management's expectations and judgment, not a commitment or guarantee. Actual conversion of the convertible debt depends on factors outside the Company's control, including the price of SOL, the trading price of the Company's common stock, the decisions of individual noteholders, and the terms of each convertible instrument. Investors should not rely on the assumed full conversion implied by this metric as a forecast of actual conversion. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 24/25

SECTION 09 · APPENDIX

Operating Metrics Disclaimer

"SOL Boost," "SOL per share," "SPS," "SPS growth," "leverage effect," and similar terms are operating metrics and key performance indicators used by management to evaluate the Company's strategy and capital allocation decisions. These metrics are not accounting measures, are not prepared in accordance with GAAP, and should not be viewed as measures of revenue, income, cash flow, earnings, book value, net asset value, or any other GAAP or balance sheet measure. Management uses these operating metrics to help assess, among other things, the Company's SOL exposure, the amount of SOL backing each common share, the impact of financing activity on per-share SOL ownership, the contribution of leverage to SOL exposure, and the effectiveness of the Company's capital allocation strategy over time. These metrics are intended to illustrate how management evaluates the Company's strategy. They do not represent, and should not be interpreted as, forecasts, projections, guarantees, or predictions of future equity performance. A higher SOL Boost, SPS, or SPS growth rate does not necessarily imply higher stock returns, higher net asset value (NAV), higher market to net asset value (mNAV), higher earnings, or lower risk. SOL Boost is an internal framework that management uses to evaluate the potential incremental contribution of leverage and SPS growth to the Company's Solana exposure over time. It is not a measure of actual or expected stock return. SOL Boost may increase even during periods when the Company's stock price declines, and it may decrease even during periods when the stock price appreciates. Management uses SPS and SPS growth to evaluate changes in the amount of SOL backing each common share over time. These metrics may be affected by SOL purchases and sales, equity issuances, debt issuances, conversions, repurchases, staking or yield activity, operating expenses, financing costs, taxes, changes in share count, and other corporate actions. Because these operating metrics are based on management-defined methodologies, assumptions, and inputs, they may differ from similarly titled metrics used by other companies and may change over time. Investors should not rely on these metrics in isolation and should consider them together with the Company's GAAP financial results, public filings, risk factors, and other available information.

DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA

Q2 2026 SHAREHOLDER LETTER 25/25 SECTION 09 · FORWARD-LOOKING STATEMENTS Forward-Looking Statements This letter contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this letter include statements regarding business strategies and prospects, capital deployment plans, expected cost savings, and expectations regarding future Unancial and operating metric reporting and targets, including SPS and future SOL price, and can be identiUed by words such as "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are digcult to predict, many of which are outside of the Company's control. The Company's actual results and Unancial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and Unancial condition to differ materially from those indicated in the forward- looking statements include, among others, the following: (i) ]uctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure for the demand for SOL, or activity on the SOL network, to continue to develop and grow as predicted in our DFDV Model or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related to the ongoing volatility in interest rates; (v) our ability to achieve and maintain proUtability in the future; (vi) the impact on our business of the regulatory environment and complexities of complying with such environment, including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company's SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt Unancing and other sources of capital to Unance operations and growth and (xi) other risks and uncertainties more fully described in the section captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we Ule with the Securities and Exchange Commission. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this letter. Forward- looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law. DEFI DEVELOPMENT CORP BUILT TO STACK SOLANA